UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

RESOURCE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices - zip code)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed to disclose certain actions taken by Resource REIT, Inc., a Maryland corporation (the “Company”), in anticipation of the expected completion on May 19, 2022, of the closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of January 23, 2022 (the “Merger Agreement”), by and among Resource REIT, Inc. (the “Company”), Rapids Parent LLC (“Parent”) and Rapids Merger Sub LLC (“Merger Sub”).

The Merger is conditioned on the approval of the Company’s stockholders as well as other customary closing conditions. There also can be no assurances with respect to whether or when the Merger will occur. For additional information regarding the Merger, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2022.

Item 1.02 Termination of a Material Definitive Agreement.

On May 2, 2022, the Company provided notice of termination effective as of May 17, 2022, with respect to the credit agreement (the “Credit Facility”), dated as of May 20, 2021, for which BofA Securities, Inc. acts as sole book runner and sole lead arranger and Bank of America, N.A., as administrative agent and L/C issuer (the “Credit Agreement”). The Credit Facility is a secured revolving credit facility in the initial amount of approximately $100.0 million, including approximately $15.0 million available in letters of credit, subject to the Company’s ability to increase the lenders’ aggregate commitment during the term of the Credit Agreement to a maximum of approximately $500.0 million, subject to certain limitations. There are no borrowings under the Credit Facility and the Company will not incur any material termination penalties as a result of such termination.

Item 8.01 Other Information.

On May 5, 2022, the board of directors of the Company approved the closing of the Company’s stock transfer books effective as of the close of business on May 13, 2022. After May 13, 2022, the Company will cease recording stock transfers through the earlier of (i) the closing of the Merger, at which time the Company will no longer exist and no further stock transfers will be recorded, and (ii) June 2, 2022, at which time the stock transfer books will be reopened in the event the Merger has not been completed by such time.

Cautionary Statement Regarding Forward Looking Statements

The forward-looking statements contained in this Current Report on Form 8-K, including statements regarding the Merger and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the timing of the closing of the Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: May 6, 2022	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President